UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 6, 2020

Citius Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-206903	27-3425913
(Commission File Number)	(IRS Employer Identification No.)

11 Commerce Drive, 1st Floor, Cranford, NJ	07016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 967-6677

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value	CTXR	The Nasdaq Capital Market
Warrants to purchase common stock	CTXRW	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 6, 2020, we, through our subsidiary NoveCite, Inc., recently established by us specifically for this purpose, entered into a license agreement with Novellus Therapeutics Limited (“Licensor”), whereby NoveCite acquired an exclusive, worldwide license, with the right to sublicense, to develop and commercialize a stem cell therapy based on the Licensor’s patented technology for the treatment of acute pneumonitis of any etiology in which inflammation is a major agent in humans. The patented technology consists of mesenchymal stem cells (“MSCs”) derived from an induced pluripotent stem cell line that is made by Licensor using the mRNA cell reprogramming methods in the patents covering the licensed technology.

Upon execution of the license agreement, we paid an upfront payment of $5,000,000 and issued to Licensor shares of Novecite’s common stock representing 25% of Novecite’s currently outstanding equity. We own the other 75% of NoveCite’s currently outstanding equity. Pursuant to the terms of the stock subscription agreement between Novellus and NoveCite, if NoveCite issues additional equity, subject to certain exceptions, prior to its initial public offering or a change of control (as defined in the license agreement), NoveCite must maintain Novellus’s ownership at 25% by issuing to Novellus additional shares.

NoveCite is obligated to pay Licensor up to an aggregate of $51,000,000 in milestone payments upon the achievement of various regulatory and developmental milestones. NoveCite also must pay on a fiscal quarter basis a royalty equal to low double-digit percentages of net sales, commencing upon the first commercial sale of a licensed product. This royalty is subject to downward adjustment on a product-by-product and country-by-country basis to an upper-single digit percentage of net sales in any country in the event of the expiration of the last valid patent claim or if no valid patent claim exists in that country. The royalty will end on the earlier of (i) date on which a biosimilar product is first marketed, sold, or distributed by Licensor or any third party in the applicable country or (ii) the 10 year anniversary of the date of expiration of the last-to-expire valid patent claim in that country. In the case of a country where no licensed patent ever exists, the royalty will end on the later of (i) the date of expiry of such licensed product’s regulatory exclusivity and (ii) the 10 year anniversary of the date of the first commercial sale of the licensed product in the applicable country. In addition, NoveCite will pay to Licensor an amount equal to a mid-twenties percentage of any sublicensee fees it receives.

Under the terms of the license agreement, in the event that Licensor receives any revenue for a sale, license, option, or similar transaction involving the original cell line included in the licensed technology, then Licensor shall remit to NoveCite, on a fiscal quarter basis, 50% of such revenue received in such fiscal quarter.

During the term of the license agreement, NoveCite is required to use commercially reasonable efforts to make commercially available at least one product in at least two markets: the United States and either the United Kingdom, France, Germany, China or Japan. Additionally, NoveCite shall (i) on or before the five year anniversary of the date of the license agreement, file an IND for a licensed product in the field of acute pneumonitis treatment and (ii) receive regulatory approval for a licensed product in the field of acute pneumonitis treatment in the United States or in a major market country on or before the ten year anniversary of the date of the license agreement.

Pursuant to the terms of the license agreement, NoveCite has been granted a right of first negotiation to exclusively license the rights to any new products developed or acquired by Licensor that may be used within the field of acute pneumonitis treatment. After receiving notice from the Licensor of the new product opportunity, NoveCite has 30 days to notify Licensor of its desire to negotiate a license agreement for the new product. If such notice is given by NoveCite, the parties shall then have a period of 150 days from the date of Licensor’s notice to NoveCite to negotiate, exclusively and in good faith, the terms and conditions for the new product license agreement.

The term of the license agreement commences on the date of execution and will continue on a country-by-country and licensed product-by-licensed product basis until the expiration of the last-to-expire royalty term for any and all licensed products unless earlier terminated in accordance with its terms. Either party may terminate the license agreement upon written notice if the other party is in material default or breach of the agreement, subject to cure within the designated time periods. Either party also may terminate the license agreement if the other party files for bankruptcy or takes related actions or is unable to pay its debts as they become due, subject to cure within the designated time period. Additionally, Licensor will have the right to terminate the agreement if NoveCite directly or indirectly challenges the patentability, enforceability or validity of any licensed patent. NoveCite may terminate the license agreement at any time without cause upon 90 days prior written notice.

Licensor will be responsible for preparing, filing, prosecuting and maintaining all patent applications and patents included in the licensed patents in the territory. Provided however, that if Licensor decides that it is not interested in maintaining a particular licensed patent or in preparing, filing, or prosecuting a licensed patent, it will promptly advise NoveCite in writing and NoveCite will have the right, but not the obligation, to assume such responsibilities in the territory at NoveCite’s sole cost and expense.

During the term of the license agreement, Licensor is prohibited from commercializing or exploiting (directly or indirectly) any product that includes mesenchymal stem cells for any purpose in acute pneumonitis treatment (subject to certain sponsored research exceptions), or exploiting (directly or indirectly) or enabling a third party to exploit, for any purpose in acute pneumonitis treatment or otherwise, the original licensed cell banks line or any GMP-grade cell banks of a cell line derived therefrom and that can be used as starting material for the manufacture of products derived from the licensed technology. During the term of the license agreement, each party is prohibited from soliciting any employee of the other party, subject to certain exceptions.

The above description of the license agreement is qualified in its entirety by reference to the full and complete terms contained in the license agreement; which will be filed as an exhibit to our Annual Report on Form 10-K for the year ended September 30, 2020.

A copy of the press release, dated October 7, 2020, announcing the entry into the agreement is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated October 7, 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITIUS PHARMACEUTICALS, INC.

Date: October 9, 2020	/s/ Myron Holubiak
Myron Holubiak
President and Chief Executive Officer

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